Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brent Olson
Brent S. Olson
Vice President of Finance and Treasurer
(Principal Financial Officer)
May 15, 2006

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed to be filed by the Company pursuant to Section 18 of the Securities Exchange Act of 1934, as amended.